THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

     This Third Amendment to Loan and Security Agreement is dated as of May 31, 1996 (this "Amendment") by and among:

UNITED JERSEY BANK (successor by consolidation with United Jersey
Bank/Central, N.A.) (the "Bank"), having an address at 210 Main Street Hackensack, New Jersey 07602; and,

OSTEOTECH, INC. (the "Borrower"), a Delaware corporation having its principal place of business at 1151 Shrewsbury Avenue, Shrewsbury, New Jersey 07702.

                       W I T N E S S E T H:

     WHEREAS, pursuant to the terms of a Loan and Security Agreement dated May 27, 1993 (the "Loan Agreement"), the Bank provided a $4,000,000 credit facility (the "Credit Facility") to the Borrower, including a $2,000,000 Revolving Loan and a $2,000,000 Equipment Loan; and,

     WHEREAS, pursuant to a First Amendment to the Loan and Security Agreement dated July 14, 1994 (the "First Amendment"), the Bank, among other things, extended the term of the Credit Facility to May 31, 1995; and,

     WHEREAS, pursuant to a Second Amendment to the Loan and Security Agreement dated June 30, 1995 (the "Second Amendment"), the Bank, among other things, extended the term of the Credit Facility to May 31, 1996; and,

     WHEREAS, the term of the Credit Facility expired on May 31, 1996 and the Borrower has requested the Bank to extend the term of the Credit Facility, among other things, and the Bank has agreed to do so subject to the terms and conditions set forth herein.

     NOW THEREFORE, in consideration of the recitals and the mutual covenants contained herein and in the other agreements executed in connection with the Credit Facility, the parties hereto agree as follows:

     1. Notwithstanding anything to the contrary contained in the Loan Agreement, the Notes or any other Fundamental Document as amended by the First Amendment or Second Amendment (the "Amended Fundamental Documents"), the terms of this Amendment

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shall control. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them pursuant to the Amended Fundamental Documents.

2. The Loan Agreement is hereby amended as follows:

     (a) The following definition is hereby amended and restated in its entirety to read as follows:

          "Loan Termination Date" means May 31, 1997.

          "Equipment Advance Limit" means the maximum amount of Equipment Advances which the Bank may make to Borrower which amount shall not, in the aggregate at any time outstanding, exceed $4,000,000, provided, however, that no Equipment Advance shall be made in excess of one hundred percent (100%) of the pre-tax cost of any Eligible Equipment purchased by the Borrower.

     (b) Section 2.06(b) is hereby amended and restated in its entirety as follows:

          (b) All amounts due to the Bank in connection with Equipment Advances shall bear interest during each calendar month at a fluctuating interest rate per annum equal at all times to one quarter of one percent (0.25%) greater than the Base Rate in effect from time to time.

     3. Except as expressly otherwise provided herein, the terms of the Amended Fundamental Documents shall remain in full force and effect and are incorporated herein by reference. In the event of a conflict between the terms of this Amendment and any other Amended Fundamental Document, the terms of this Amendment shall control.

     4. The Borrower acknowledges that the Bank has no obligation to make any further amendments to the Amended Fundamental Documents or any other agreement executed in connection therewith. The Borrower further acknowledges that it has no defenses to any of its obligations to the Bank and represents that no Event of Default has occurred.

     5. The Borrower shall be liable for all reasonable costs and expenses (comprising legal fees and disbursements) incurred by the Bank in connection with this Amendment, and shall promptly pay or reimburse the Bank for all such costs.

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     6. This Amendment shall be construed in accordance with, and shall be governed by, the laws of the State of New Jersey. Except as otherwise expressly set forth herein, nothing in this Amendment shall be construed as a waiver or release by the Bank of any rights or remedies of the Bank. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF, the undersigned have set their hands and seals or caused this Third Amendment to Loan and Security Agreement to be executed by their proper corporate officers and sealed with their seal as of May 31, 1996.

ATTEST:                            Osteotech, Inc., Borrower

/s/ STEVEN SOBIESKI
Steve Sobieski                     By: /s/ MICHAEL J. JEFFRIES
                                   Michael J. Jeffries, Exec. V.P
                                   COO  & CFO


WITNESS:                           UNITED JERSEY BANK, Bank

/s/ DEBRA AGRESTI                  By: /s/ JOHN F. GANNING
Debra Agresti                      John F. Ganning
                                   Title: Vice President

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